As filed with the Securities and Exchange Commission on September 24, 1997
                                               Registration No. 333-______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                           EVERGREEN BANCORP, INC.
           (Exact name of registrant as specified in its charter)

         Delaware                                   36-3114735
(State or other jurisdiction                     (I.R.S. Employer
     of incorporation)                        Identification Number)


                              237 Glen Street
                        Glens Falls, New York  12801
                              (518) 792-1151
                  (Address of principal executive offices)

                          EVERGREEN BANCORP, INC.
                 AMENDED AND RESTATED 1995 STOCK OPTION PLAN
                         (Full title of the plan)


                             Paul A. Cardinal
                         Executive Vice President
                          Evergreen Bancorp, Inc.
                             237 Glen Street
                        Glens Falls, New York  12801
                  (Name and address of agent for service)

                             (518) 792-1151
        (Telephone number, including area code, of agent for service)


                     CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum         Proposed Maximum
Title of                      Amount to be       Offering Price           Aggregate Offering       Amount of
Securities to be Registered   Registered         Per Share                Price                    Registration Fee

Common Stock, par value       900,000            $19.125<F2>              $17,212,500<F3>          $5,216<F3>
$3.33-1/3 per share           shares<F1>

<F1> Represents the maximum number of shares as to which options may be granted under the Evergreen Bancorp, Inc. Amended and Restated 1995 Stock Incentive Plan.

<F2> Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price reported on the National Association of Securities Dealers, Inc. Automated Quotation System on September 18, 1997.

<F3> Calculated pursuant to Rule 457(h)(1) under the Securities
Act of 1933.


                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Not required to be filed with the Securities and Exchange Commission (the "Commission") pursuant to Note to Form S-8 adopted under the Securities Act of 1933, as amended (the "Securities Act").

                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement relates to shares of common stock, par value $3.33-1/3 per share (the "Common Stock"), of Evergreen Bancorp, Inc. (the "Company" or the "Registrant") issuable upon the exercise of options granted from time to time pursuant to the Evergreen Bancorp, Inc. Amended and Restated 1995 Stock Incentive Plan (the "Plan") to eligible employees of the Company or its subsidiaries. Upon effectiveness of this Registration Statement, an aggregate of up to 900,000 shares of Common Stock will be issuable upon the exercise of options granted or the issuance of conditional shares pursuant to the Plan, subject to adjustment in the case of stock dividends or changes in the Common Stock.

ITEM 3.     Incorporation Of Documents By Reference.

As required by the Commission, the Company hereby incorporates by reference into this Registration Statement the following documents:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission pursuant to the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b)     All other reports filed by the Company pursuant to Section
13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by such Annual Report and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold; and

(c) The description of the Company's Common Stock that is contained in the registration statement filed by the Company to register such securities under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and other documents subsequently filed by the Company pursuant to Section 13(a) and (c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or documents.

Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein shall be so modified or superseded and, except as so modified or superseded, shall not be deemed to constitute a part of this Registration Statement.

ITEM 4.     Description Of Securities.

The class of securities offered is registered under Section 12 of the Exchange Act.

ITEM 5.     Interests Of Named Experts And Counsel.

Certain legal matters in connection with this Registration Statement are being passed upon by Paul A. Cardinal, Esq., 237 Glen Street, Glens Falls, New York 12801. Mr. Cardinal, Executive Vice President of the Company, owns 2,918 shares of the Company's Common Stock and has options to acquire an additional 16,000 shares of Common Stock.

ITEM 6.     Indemnification Of Directors And Officers.

     Section 145 of the Delaware Corporation Law (the "DCL") provides for indemnification of officers and directors in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the
"Act"). Section 102(b)(7) of the DCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be liable in their fiduciary capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. As permitted by the DCL, the Company's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Charter is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty, except in the situations described in clauses (i) through (iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws. The Company's By-Laws (the "By-Laws") provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, sit or proceeding, whether civil or criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including an appeal), or preparing for any of the foregoing in any such action, suit or proceeding, to the fullest extent authorized by the DCL, provided that the Company shall indemnify such person in connection , suit or proceeding initiated by such person only if authorized by the Board of Directors of the Company or brought to enforce certain indemnification rights. The
By-Laws also provide that expenses incurred by an officer or director of the Company, provided that if required by the DCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such officer or director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other agents of the Company may be advance upon such terms and conditions as the Board of Directors of the Company deems appropriate. Any obligation to reimburse the Company for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

     The By-Laws also provide that indemnification provided for in the By-Laws shall not be deemed to be exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the By-Laws shall not be adversely affected by any amendment, repeal or modification of the By-Laws; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liabilities or losses under the DCL or the By-Laws. In addition to the above, the Company currently provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liabilities or losses under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 7.     Exemption From Registration Claimed.

            Not applicable.

ITEM 8.     Exhibits.

            The following exhibits are filed as a part of this Registration
Statement:

          3.1     Certificate of Incorporation and amendments thereto.

          3.2 Amended and Restated By-Laws (incorporated herein by reference to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995) (File No. 0-10275).

          4.1     Evergreen Bancorp, Inc. Amended and Restated
                  1995 Stock Incentive Plan.

          5.1 Opinion of Paul A. Cardinal, Esq. regarding legality of securities being registered.

          23.1    Consent of KPMG Peat Marwick LLP, Independent
                  Public Accountants.

          23.2 Consent of Paul A. Cardinal, Esq. -- contained in the opinion filed as Exhibit 5.1.

          24.1    Power of Attorney - see signature page.

ITEM 9.     Undertakings.

    (1) The undersigned Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement to the extent that such information required to be included by clauses (i) or (ii) is not contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

    (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will governed by the final adjudication of such issue.

            [Balance of this page is intentionally left blank]

                                SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the State of New York on September 24, 1997.

                                      EVERGREEN BANCORP, INC.

                                 By:  /s/George W. Dougan
                                      George W. Dougan,
                                      Chairman of the Board, President
                                      and Chief Executive Officer

                            POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George W. Dougan and Paul A. Cardinal, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments and post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and is hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments and post-effective amendments to said Registration Statement.

    Pursuant to the requirements of the Securities act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                  Title                              Date


/s/George W. Dougan        Chairman of the Board,             September 24, 1997
George W. Dougan           President, Chief Executive
                           Officer and Director
                           (Principal Executive Officer)


/s/George L. Fredette      Senior Vice President - Finance    September 24, 1997
George L. Fredette         and Chief Financial Officer
                           (Principal Financial and
                           Accounting Officer)

/s/John W. Bishop          Director                           September 24, 1997
John W. Bishop

/s/Carl R. DeSantis, Sr.   Director                           September 24, 1997
Carl R. DeSantis, Sr.

/s/Robert F. Flacke        Director                           September 24, 1997
Robert F. Flacke

                                   -6-


/s/Michael D. Ginsburg     Director                           September 24, 1997
Michael D. Ginsburg

/s/Joan M. Mannix          Director                           September 24, 1997
Joan M. Mannix

/s/Anthony J. Mashuta      Director                           September 24, 1997
Anthony J. Mashuta

/s/Phillip H. Morse        Director                           September 24, 1997
Phillip H. Morse

/s/William E. Philion      Director                           September 24, 1997
William E. Philion

/s/Alan R. Rhodes          Director                           September 24, 1997
Alan R. Rhodes

/s/Floyd H. Rourke         Director                           September 24, 1997
Floyd H. Rourke

/s/Paul W. Tomlinson       Director                           September 24, 1997
Paul W. Tomlinson

/s/Walter Urda             Director                           September 24, 1997
Walter Urda


                            INDEX TO EXHIBITS
Exhibit                                                                   Page

3.1     Certificate of Incorporation and amendments thereto.

3.2 Amended and Restated By-Laws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant's Annual
        Report on Form 10-K for the fiscal year ended December 31, 1995.
        (File 0-10275)).

4.1     Evergreen Bancorp, Inc. Amended and Restated 1995 Stock Incentive
        Plan.

5.1 Opinion of Paul A. Cardinal, Esq. regarding legality of securities being registered.

23.1    Consent of KPMG Peat Marwick LLP, Independent Public Accountants.

23.2 Consent of Paul A. Cardinal, Esq. - contained in the opinion filed as Exhibit 5.1.

24.1    Power of Attorney - see signature page.
